Exhibit (j) under Form N-1A
                                               Exhibit 8 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Institutional Shares and Class A Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Institutional Shares and Class A Shares Statement of Additional Information in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 333-90412), and to the incorporation by reference therein of our report dated March 5, 2004 on the financial statements and financial highlights of the Golden Oak Family of Funds (comprising, Golden Oak Growth Portfolio, Golden Oak Value Portfolio, Golden Oak Small Cap Value Portfolio, Golden Oak International Equity Portfolio, Golden Oak Intermediate-Term Income Portfolio, Golden Oak Michigan Tax Free Bond Portfolio and Golden Oak Prime Obligation Money Market Portfolio) included in its Annual Report to Shareholders for the year ended January 31, 2004.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
March 26, 2004